Nu-Med  Plus Shareholders Re-Elect All  5  Directors at  2018

Shareholder Meeting

Salt Lake  City,  Utah--  (Globe  Newswire-  April24,  2018)-  Nu-Med  Plus,  Inc.  (OTCBB:

NUMD),a  medical  device  development company announced that April10,  2018 shareholders voted  to  re-elect all  the  existing highly qualified  directors, Jeffrey

Robins,  William  Moon,  Thomas Tait,  Dr.  Craig  Morrison  and Dr.  Brett J. Earl,  to  the

Nu-Med  Plus  Board  of Directors.

Sadler, Gibb  and Associates LLCwas also  reaffirmed to  serve as  Nu-Med's independent registered  public accounting firm  and auditor.

Jeff Robins,  Chairman  of the  Board  and CEO of Nu-Med  Plus,  Inc  remarked, "I greatly appreciate  the  strong support  from  our shareholders  and  the reaffirmation  of their cont1dence in  the  Board  and  our  management team by  re-electing all  5  of our incumbent directors. This  strong vote of confidence  recognizes  their  hard  work and relentless focus  since the  inception  of our company. We  are  more  energized than ever about  building on NU-MED's strengths to anticipate and  deliver  our INO products to  the  medical  community. We  plan to maintain  an active  and  productive dialogue  with  shareholders as  we  continue to  transform  our  business  and  create value for  all  of our  stakeholders."

About Nu-Med  Plus,  inc.

Nu-Med  Plus,  Inc. is  a  medical  device  development company  created to  explore medical applications  of newly developed  Nitric Oxide  technologies.  The  emphasis is to  generate controlled-flow of INO for  internal  therapies  with  integrating accessories  for availability in  hospitals,  emergency rooms and  urgent care facilities,

medical  and  chiropractic offices,  convalescent and  nursing homes,  and  for emergency response  teams  for  treatment  of various  trauma  injuries.  For  more company information  please visit www.nu-medplus.com.

Contact:   Keith  MerrelljCFO

(801)  746  3570

Forward-Looking Statement"

Information  set forth  in  this  news  release contains forward-looking  statements that are  based on assumptions as ufthe date of this  news release. These  statements  reflect  management's current estimates, beliefs,  intentions and expectations. They are  not guarantees  of future  performance. The  Company cautions  that all  forward looking statements are inherently uncertain and  that actual  performance may be affected  by a  number of material factors,  many of which are beyond  the Company's control. Such  factors include, among other things:

risks and uncertainties relating to the Company'sability to complete  proposed private  placement financing.

Accordingly,  actual  and future  events,  conditions and  results may differ materially from  the  estimates, beliefs.

intentions  and expectations  expressed  or implied in the forward-looking  information. Except as  required  under applicable  securities legislation, the  Company  undertakes no  obligation  to publicly update  or revise  forward looking information.